Exhibit 99.1

TUESDAY, JULY 22, 2003

Apropos Contact

Apropos Investors Relations Contact

Frank Leonard	Leslie Loyet
Apropos Technology	FRB/Weber Shandwick
Phone: (630) 472-9600 ext. 7724	Phone: (312) 640-6672
E-mail: frank.leonard@apropos.com	E-mail: lloyet@webershandwick.com

APROPOS TECHNOLOGY REPORTS SECOND QUARTER RESULTS

Oakbrook Terrace, IL – July 22, 2003 — Apropos Technology (Nasdaq: APRS), a leading provider of real time multi-channel interaction management solutions, today reported revenues were  $4.7 million for the second quarter ending June 30, 2003, compared to $5.5 million for the second quarter ended June 30, 2002.  Revenues for the six months ended June 30, 2003 were $9.8 million compared to $10.7 million for the six months ended June 30, 2002.

Net loss for the three months ended June 30, 2003, was $1.5 million, or a loss of $0.09 per share, compared to the net loss for the three months ended June 30, 2002, of $3.8 million, or a loss of  $0.23 per share.  Net loss for the six months ended June 30, 2003, was $3.4 million, or a loss of $0.21 per share, compared to the net loss for the six months ended June 30, 2002, of $7.6 million, or a loss of  $0.46 per share.  The current six month net loss includes restructuring and other charges of $0.4 million, or $0.03 per share.

“With the official launch of our Version 6 Enterprise release, the Company is in an excellent position to expand its market opportunities and secure new channels of distribution for its products,” states Kevin G. Kerns, CEO and President.  “On June 23, 2003, Apropos introduced its Version 6 Enterprise Edition, a highly scalable, real time communications platform that provides powerful interaction management capabilities for both traditional contact centers and broader  process workflow applications. Since its introduction, the Company has received very positive reception from its customers and partners. Several of our customers have already upgraded to the V6 platform as part of our beta program. Also several of our largest customers are now in the planning stages to upgrade to the new V6 release in the coming months. With the availability of V6, Apropos will also be pushing to expand its market through new and existing industry partnerships that can help leverage its “best in class” multi-channel interaction management capabilities.

“Lacking clear short term revenue visibility, we have been actively working to reduce our cost structure over the last several quarters.  These efforts have helped us reduce our operating losses in the current quarter to the lowest level since the fourth quarter of 2000.  We continue to work toward our goal of reaching profitability in the near future.  On July 21, 2003, Apropos took additional actions to reduce costs, including a workforce reduction of approximately 25%. These reductions are expected to lower the Company’s quarterly operating expenses by approximately $1.0 million when fully implemented.

“The Company’s cash and investment balances at June 30, 2003 were $39.4 million.  With management closely scrutinizing spending, we have reduced the cash burn (defined as the change in cash, cash equivalents and short-term investments) in the second quarter to under $1.1 million.  This is the smallest quarterly cash burn since Apropos went public in February 2000.”

During the second quarter, the Company received six new customer orders, including Unisys Corporation, Associated News, and Telsk Korea. The Company also received a significant new order for our Version 6 web product from one of the world’s largest Internet companies.  In addition, the Company also received significant add-on orders from Schlumberger Network Systems and T-Netix.

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Tuesday, July 22. The conference call will be available to all interested parties over the Internet.  To listen to the call on the Internet, go to www.apropos.com/investor or www.companyboardroom.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at www.apropos.com/investor, www.companyboardroom.com or by dialing 706-645-9291 or 800-642-1687 and providing access code 1699605.  The replay will be available by phone through July 29, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (NASDAQ: APRS) develops and markets one of the industry’s leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company’s award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology’s expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future.  Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability.  These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption “Risk Factors Associated with Apropos’ Business and Future Operating Results” in Apropos Technology’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.  Apropos Technology’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

-tables to follow-

Apropos Technology, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended June 30		Six months ended June 30
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Software licenses	$1,587	$2,297	$3,648	$4,553
Services and other	3,069	3,212	6,165	6,116
Total revenue	4,656	5,509	9,813	10,669

Cost of goods and services
Cost of software	133	168	203	229
Cost of services and other	1,175	1,526	2,332	2,887
Total cost of goods and services	1,308	1,694	2,535	3,116

Gross margin	3,348	3,815	7,278	7,553

Operating expenses
Sales and marketing	1,924	3,920	4,208	7,409
Research and development	1,500	2,033	3,195	4,024
General and administrative	1,424	1,845	2,991	4,008
Stock compensation charge	75	107	150	214
Restructuring and other charges	—	—	448	—
Total operating expenses	4,923	7,905	10,992	15,655

Loss from operations	(1,575)	(4,090)	(3,714)	(8,102)

Other income (expense)
Interest income	123	244	283	512
Other income (expense), net	(12)	—	(4)	(17)
Total other income	111	244	279	495

Net loss	$(1,464)	$(3,846)	$(3,435)	$(7,607)

Basic and diluted net loss per share	$(0.09)	$(0.23)	$(0.21)	$(0.46)

Weighted-average number of shares outstanding	16,729	16,694	16,702	16,676

Apropos Technology, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30 2003	December 31 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,775	$19,333
Short-term investments	7,605	22,718
Accounts receivable, net	2,766	2,837
Inventory	255	194
Prepaid expenses and other current assets	1,109	1,016

Total current assets	43,510	46,098

Equipment, net	1,614	2,174
Other assets	229	240

Total assets	$45,353	$48,512

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$177	$127
Accrued expenses	1,397	1,935
Deferred revenues	3,628	2,747
Other current liabilities	517	893

Total current liabilities	5,719	5,702

Shareholders’ equity
Common shares	171	170
Additional paid-in capital	101,835	101,578
Treasury stock	(392)	(392)
Accumulated deficit	(61,980)	(58,546)

Total shareholders’ equity	39,634	42,810

Total liabilities and shareholders’ equity	$45,353	$48,512

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